Exhibit 23.4

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn

March 14, 2011

Qihoo 360 Technology Co. Ltd.

Block 1, Area D, Huitong Times Plaza,

No. 71 Jianguo Road, Chaoyang District,

Beijing 100025

People’s Republic of China

Dear Sir,

We hereby consent to the use of our name under the captions “Risk Factors”, “Our Corporate History and Structure”, “Enforceability of Civil Liabilities” and “Legal Matters” included in the registration statement on Form F-1, originally filed by Qihoo 360 Technology Co. Ltd. on March 14, 2011 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices